SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2001

SEARS, ROEBUCK AND CO.
(Exact name of registrant as specified in charter)

New York (State or Other Jurisdiction of Incorporation)
1-416 (Commission File Number)	36-1750680 (IRS Employer Identification No.)

3333 Beverly Road, Hoffman Estates, Illinois (Address of principal executive offices)	60179 (Zip Code)
Registrant's telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Item 5. Other Events.

On April 19, 2001, the Registrant held an analyst meeting in Dearborn, Michigan. Attached as Exhibit 99.1 are excerpts from the presentation given at the meeting that contain information regarding the businesses of the Registrant.

Also on April 19, 2001, the Registrant issued the press release attached hereto as Exhibit 99.2.

The attached exhibits may contain "forward looking statements," based on assumptions about the future, which are subject to risks and uncertainties, such as competitive conditions in retail, changes in consumer confidence, changes in interest rates, delinquency and charge-off trends in the credit card receivables portfolio, the pace of development of new sites for The Great Indoors, consumer acceptance and use of the Sears Gold MasterCard, and normal business uncertainty. In addition, Sears typically earns a disproportionate share of its consolidated operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty. The company believes its forward looking statements are reasonable but cautions that actual results could differ materially. The company intends these forward looking statements to speak only as of the time of this presentation and does not undertake to revise or confirm them as more information becomes available.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The Exhibit Index on page E-1 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS, ROEBUCK AND CO.

By: /s/ Jeffrey N. Boyer

Jeffrey N. Boyer
Senior Vice President and
Chief Financial Officer

Date:April 19, 2001

EXHIBIT INDEX

Exhibit No.
99.1.	Excerpts from the Sears, Roebuck and Co. analyst meeting held April 19, 2001.
99.2.	Sears, Roebuck and Co. press release dated April 19, 2001